EXHIBIT 99.1

Zomedica Appoints Larry Heaton as President and Announces CEO Succession Plan

ANN ARBOR, Mich., Oct. 04, 2021 (GLOBE NEWSWIRE) -- Zomedica Corp. (NYSE American: ZOM) (“Zomedica” or the “Company”), a veterinary health company creating point-of-care diagnostic and therapeutic products for companion animals, today announced that Larry Heaton has been appointed President effective October 1, 2021. Mr. Heaton will assume the role of Chief Executive Officer upon the retirement of current Chief Executive Officer Robert Cohen on October 31, 2021. Following his retirement, Mr. Cohen will remain on the Board of Directors of Zomedica.

Mr. Heaton brings to Zomedica more than 35 years of executive leadership and operations experience from the medical device and biotechnology industries with an extensive focus on commercialization and business development in both large cap and early-stage medical device companies. Mr. Heaton was awarded a Bachelor of Arts degree from Eastern Illinois University, and is an inventor on several U.S. patents. He has served as a member of the board of several international medical societies and foundations, including the MITAC Board for the commercialization of NASA technology via partnerships with the medical industry.

Most recently, Mr. Heaton was President, Chief Executive Officer and Director of Flowonix, Inc., a privately held company marketing implantable drug-delivery systems for the management of pain and spasticity. Prior to that, Mr. Heaton was President, Chief Executive Officer and Director of Cardiox Corporation, a privately held company that developed and marketed drug-device combination products for the structural heart and liver diagnostics markets. Previously, he served as President, Chief Executive Officer and Chairman of the board of Vioptix Inc., a privately held company in the tissue oximetry field, President, Chief Executive Officer and Director of Curon Medical, Inc., a public company marketing products for the treatment of gastrointestinal disorders, and President, Chief Executive Officer and Director of Response Genetics, Inc., an applied genomics start-up firm providing gene expression services in the oncology market.

Mr. Heaton's earlier career spanned 18 years at United States Surgical Corporation (USSC), a leading manufacturer of innovative wound closure and advanced surgical products, serving in roles of increasing responsibility in Sales, Marketing and General Management. His career at USSC culminated in his serving as President and Chief Operating Officer of USSC from 1998 through 2000.

The Board of Directors recruited Mr. Heaton in part due to his successful track record in building early-stage companies and developing and launching therapeutic and diagnostic medical devices and biotechnology products.

Mr. Robert Cohen, Chief Executive Officer, commented: “I and the entire Board of Directors are very pleased to welcome Larry to Zomedica. When I announced my impending retirement last July, we began a nationwide search for my successor. We are excited to have attracted a candidate of Larry’s high caliber. His extensive experience, especially in commercial matters, is an excellent fit for Zomedica during this phase of its development. I look forward to working with Larry over the next month and then to continue supporting his efforts from my position on the Board of Directors. I am confident that Zomedica will be in very competent hands.”

“I am excited to join the team at Zomedica at this juncture,” commented Larry Heaton, “as I believe that Zomedica has an abundance of opportunity to grow both organically and through business development. The TRUFORMA® point-of-care diagnostic platform represents a significant advancement in the technology available to companion animal Veterinarians. With its potential capability to deliver reference-lab quality diagnostic information to the Veterinarian at the point of care, I believe that it will enable them to improve the quality of care for the companion animals they treat, enhance customer satisfaction for pet owners and increase profitability for their practices. My goal is for the TRUFORMA® point-of-care diagnostic platform to become an indispensable part of the Veterinarian’s practice by expanding the array of tests available.”

Mr. Heaton continued, “Additionally, the PulseVet acquisition announced last week reflects the opportunity to utilize available capital to expand our offerings to our combined customer base. Our goal is to continue to add high quality value-added products for companion animal veterinarians to leverage our combined sales and marketing organizations. I look forward to working with the talented and dedicated teams at Zomedica and PulseVet to make these goals a reality."

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for companion animals by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative diagnostics and medical devices that emphasize patient health and practice health. It is Zomedica’s mission to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to American economic growth, demand for the Company’s products, the Company’s ability to produce and sell its products, our ability to increase sales of PulseVet’s products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to the realization of any expected synergies in connection with any acquisitions we make and our ability to integrate those acquisitions into our existing operations; uncertainty as to our ability to supply equipment and assays in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

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